Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 27, 2007, relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Analogic Corporation’s Annual Report on Form 10-K for the year ended July 31, 2007.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
January 31, 2008